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                                                                    Exhibit 23.3


                       Consent of Independent Accountants

We consent to the inclusion in the Media Metrix, Inc. registration statement on Form S-1 of our report dated January 11, 1999, on our audits of the financial statements of RelevantKnowledge, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PricewaterhouseCoopers LLP
                                          ------------------------------
                                          PricewaterhouseCoopers LLP
Atlanta, Georgia
February 24, 1999